SECURITIES AND EXCHANGE COMMISSION
          WASHINGTON, D.C. 20549

                 FORM 8-K

              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


      Date of Report: April 18, 2002




       ALPHA HOSPITALITY CORPORATION

 (Exact Name of Registrant as Specified in Charter)





         Delaware                          1-12522        13-3714474
(State or other jurisdiction   (Commission File No.)    (IRS Employer
of incorporation)                  Identification No.)




29-76 Northern Boulevard, 2nd Floor,
Long Island City, New York                                         11101
(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code: (718) 685-3014





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ITEM 5.   OTHER EVENTS

     Sale of Casino Interests in Greenville, Mississippi. On March 15, 2002, the General Partner of Greenville Casino Partners, L.P. ("GCP") successfully concluded the sale of its principal asssets, the Bayou Caddy's Jubilee Casino located in Greenville, Mississippi, in which Alpha Hospitality Corporation (the "Company"), through a wholly owned subsidiary, holds a 19.2% limited partnership interest, to JMBS Casino
LLC. The sale was completed for $42.2 million. After the repayment of liabilities, the General Partner has distributed approximately $14 million to the Limited Partners, including he Company's share of approximately
$2.7 million. An additional $1 million is being held in escrow for 18 months pending any claims the purchaser may make against GCP.
Receipt of the Company's share of such residuals is subject to any such claims and other contingencies.

     In a separate transaction, the Company also sold it's Hotel
Management Agreement for the Greenville Inn and Suites located adjacent to Bayou Caddy's Jubilee Casino, for an additional $500,000, the proceeds of which were received by the Company in March 2002.

     New York State Video Lottery Program.  Catskill Development,
LLC ("CDL"), in which the Company has a significant interest, is currently working with the New York State Lottery to explore the feasibility of installing video lottery terminals ("VLT's") at the Monticello Raceway (the "Raceway"). CDL provides its members with interests in various business units. The Company has a 37% interest in one of these business units, which is responsible for racing and gaming activities at the Raceway, other than casino operations on property held in trust for a Native American tribe. CDL has advised the Company that it has received a letter from the Lottery, dated March 21, 2002 advising the Raceway that the Lottery has completed its initial review of the Raceway's business plan for the operation of VLT's at the Raceway during the initial three-year trial period approved by the State Legislature. Based on such review, the Lottery has made an initial allocation of 1,800 VLT's to the Raceway and has approved the maximum permitted rate for compensation of 25% of revenues generated after payout of prizes for the Raceway. The law currently provides that the Raceway must apply 35% in the first year, escalating to 45% in years two and three, of its compensation to enhance purses at the Raceway and each year must dedicate 5% of its compensation to a State Breeding Development Fund.


The business plan was submitted at the request of the Lottery, and in accordance with Lottery procedures, and does not represent a final decision with respect to the implementation of VLT's by CDL. The business plan includes certain assumptions recommended by the Lottery and other estimates considered preliminary by CDL and the Company.
Using these estimates and assumptions, the plan does not show levels of operating income currently considered adequate by CDL and the Company to go forward with the project. CDL and the Company continue to evaluate the appropriateness of making the required capital expenditures necessary for VLT operations relative to the length of the test period, the ultimate level of return on investment, and the implementation date for the program. The Lottery has not yet established a firm start date or adopted regulations with regard to the program. In addition, CDL's ability to proceed with the VLT program may be impacted by its plans with respect to casino development at the site. Accordingly, no assurance can be given that CDL will decide to proceed with the operation of VLT's at the Raceway.

    Litigation Regarding Mohawk Tribal Government. A recent ruling by the United States District Court for the District of Columbia (the "D.C. District Court") has clarified certain matters concerning tribal recognition in connection with a leadership dispute among various constituencies of the St. Regis Mohawks. This dispute arose in the summer of 1996, when certain individuals who identified themselves with the prior form of government (known as the "Three Chiefs") challenged the result of a 1995 constitutional referendum establishing a tri-partite form of government (the "Constitutional Government"). Following the election in 1995, the Constitutional Government began operations and it held an election for tribal officials on June 1, 1996. In a June 7, 1996 order, the Tribal Court of the St. Regis Mohawk Tribe held that a separate

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referendum, also held on June 1, 1996, did not have the effect of amending or repealing the 1995 Constitution.  On June 10, 1996, the
Three Chiefs took an action to rescind the certification of the 1995 Constitution. The Three Chiefs then held their own election on June 29, 1996, and sought recognition status from the BIA. In a July 12, 1996 order, the Tribal Court held that the action to rescind the certification of the 1995 Constitution was illegal; that the 1995 Constitution was the law of the territory until amended or repealed; and that the tribal officials elected at the June 1, 1996 election held by the Constitutional Government were lawfully elected.

           The Constitutional Government was recognized by the Bureau of Indian Affairs (the "BIA") of the United States Department of the Interior (the "Department") on July 26, 1996, by a decision of the Acting Eastern Area Director, which recognized and accepted the two orders issued by the Tribal Court concerning the status of the tribal constitution and the identity of the tribal leaders.

           Tribal Leadership Dispute. The Three Chiefs appealed the recognition of the Constitutional Government to the Interior Board of Indian Appeals. In their appeal, representatives of the Three Chiefs asserted that the tribal members had never adopted the 1995 Constitution, that they, rather than the individuals identified in the Area Director's decision, were the rightful leaders of the Tribe and that the Tribal Court decisions relied upon by the Area Director were not valid judicial decisions. After the Board of Indian Appeals affirmed the recognition decision of the Area Director, the Three Chiefs challenged the recognition decision in the D.C. District Court.

           On September 30, 1999, the D. C. District Court found the BIA's recognition of the Constitutional Government to be arbitrary and capricious. Following this decision, in a letter dated February 14, 2000, a BIA field representative indicated to tribal representatives that "subject to the resolution of any appellate proceeding" as to the D.C. District Court decision, "the BIA presently recognizes those individuals elected to the Tribe's three chief system of government on June 29, 1996". The BIA has subsequently recognized the Three Chiefs as representatives of the St.
Regis Mohawk Tribe.

           After the D.C. Court issued its September 30, 1999 decision, individuals associated with the Constitutional Government made a motion in that court to intervene in the case, in order to participate in an appeal. The motion to intervene was initially denied on the grounds that it was untimely. However, the petitioners appealed that ruling and the United States Court of Appeals reversed the denial of their motion to intervene and remanded the case to the D.C. District Court for consideration of the appropriateness of the motion to intervene on other grounds. While the intervention appeal was pending, the BIA's own Notice of Appeal from the September 30, 1999 decision was withdrawn.

           Upon reconsideration, the D.C. District Court, in a memorandum decision filed March 18, 2002, indicated that its previous order was not a "final order" because it had remanded the matter to the BIA for substantial further proceedings. In particular the Court stated that "the Court did not expressly order the BIA to recognize the Three Chief system of government nor did the court identify, in the event of such recognition, which three chiefs should be recognized". The Company has been advised that the Constitutional Government continues to pursue recognition by the BIA on the ground that the substantial further proceedings referred to in the decision of the D.C. District Court have not yet been completed and that no final decision on the merits with regard to recognition of a government for the St. Regis Mohawks has been made since the original order of the D.C. District Court.

           In the same decision, the Court again found that the interveners had no standing to appeal and denied the motion to intervene. The Court indicated that the reason for the denial was that it did not believe that the interveners had adequately established a "cognizable" legal interest in the case because they had brought the action as individuals and not as the Constitutional Government and because, had the interveners been parties


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to the case, they would not have had a right to appeal the decision in the case since the decision was not a "final order" for the reasons described above.

           Status of Agreements with the Tribe.   The Company is affected,
as a member of CDL or related entities, by various arrangements and agreements with the St. Regis Mohawk Tribe relating to the development and management of a casino. In July 1996, CDL, a New York limited liability company in which the Company (through a wholly owned subsidiary) is a member, and various related entities set up by CDL and its members entered into a series of agreements with the Tribe relating to the development of such casino on land adjacent to a Raceway in Monticello, New York, which is owned by CDL. Pursuant to such agreements, the Tribe was to purchase certain land from CDL and various related entities were to assist with the development of a casino on the land and the management of any resulting casino.

           A Development and Construction Agreement was entered into among the Tribe, the St. Regis Mohawk Gaming Authority and
Monticello Raceway Development, LLC ("MRD"), a New York limited liability company. MRD is owned 75% by Americas Tower Partners and 25% by BKB, LLC (owned by two officers of the Company, Robert
Berman and Scott Kaniewski, and Philip Berman, Robert Berman's brother). The Agreement, as amended and restated, called for the St. Regis Gaming Authority to retain and engage MRD as its exclusive agent and grants it the exclusive right to design, engineer, develop, construct and furnish the casino subject to certain supervision by the Development Business Board ("Development Board"). The Development Board consists of four representatives, two appointed by the St. Regis Tribal Gaming Authority and two appointed by MRD. Any action of the Development Board must be a result of agreement by at least three members with certain actions requiring a unanimous consent.

           The Tribe also entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MML"), a New York limited liability company. MML is owned 60% by CDL, in which the Company has a membership interest, and 40% by Alpha Monticello, Inc., a wholly owned subsidiary of the Company. Pursuant to such Agreement, MML was provided the exclusive right to manage the Monticello Casino for seven (7) years from its opening and to receive certain fees for the provision of management and related services. Under the agreement, MML is the exclusive agent for the purpose of managing the gaming enterprise, subject to certain supervision by the Management Business Board. MML's representation on the Management Board is controlled by MRD. As a result, the Company does not control the operations of these entities or the development, construction or operations of the proposed casino.

As amended and restated, the Gaming Facility Management
Agreement calls for the St. Regis Mohawk Gaming Authority to pay
MML a fee equal to 35% of Net Revenues which is defined as gross revenues, less all Operating Expenses. Operating Expenses include (i) all accrued expenses, (ii) depreciation and amortization expenses; and (iii) any interest expense related to the development of the casino; and (iv) any payments pursuant to any agreement with New York State.

Initially, representatives of the Constitutional Government executed all such agreements. After the dispute with regard to tribal government arose in 1996, the Three Chiefs entered into a Memorandum of Understanding with the Constitutional Government under which both factions agreed to support the casino project and representatives of the Three Chiefs also executed all the relevant agreements.

Completion of the project contemplated by the agreements was subject to certain conditions, including the obtaining of relevant federal and state governmental approvals. CDL, in conjunction with its related entities, assumed responsibility for and undertook, seeking and obtaining all local, state and federal approvals required or necessary to construct and
operate the casino project.   By letter dated April 6, 2000, addressed to
Governor George Pataki, Kevin Gover, Assistant Secretary of the
Department of the Interior,

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advised and notified the Governor of New York that CDL's proposed casino project with the Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a letter agreement between the Three Chiefs and Park Place Entertainment ("PPE") which agreement provides for PPE to have the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York. The circumstances of this letter agreement and related activity by PPE are the subject of litigation as described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002.

In November 2001, CDL, MML, and MRD entered into a renewal agreement with representatives of the Constitutional Government. This agreement renews until December 31, 2002 the Amended and Restated
Land Purchase Agreement, the Amended and Restated Development and
Construction Agreement, and the Amended and the Restated Facility
Management Agreement. The renewal agreements contain various conditions which must be satisfied prior to their expiration on December 31, 2002. There can be no assurance that all such conditions to implementation can be satisfied by that date. No similar agreement has been entered into with the representatives of the Three Chiefs.

Proceedings Concerning Former Directors and Officers.  On April 17,
2002, the Company became aware that a Federal Grand Jury had indicted certain former officers and directors of Tollman-Hundley Hotels for alleged fraudulent activity during the period 1992 through 1996. The activities mentioned in the indictments include failure to disclose certain assets, including ownership of shares in the Company, in connection with the settlement of certain indebtedness of Tollman-Hundley Hotels.
Certain of the individuals were former directors and/or officers of the Company and of companies associated with Tollman-Hundley Hotels.
These included: Monty Hundley who resigned from the Company in March 1995; Howard Zukerman who resigned in April 1997; Sanford
Freedman who resigned in March 1998; Stanley Tollman (father of Brett Tollman) who resigned as Chairman, President and Chief Executive
Officer in February 2002; and James Cutler who resigned in February
2002. The matters in the indictment are related to the personal affairs of the former officers and directors. The Company is not involved in this proceeding and has no information concerning circumstances related to the indictments, other than that made public by the parties.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 18, 2002     ALPHA HOSPITALITY CORPORATION
                                  (Registrant)

                          By: /s/ Scott A. Kaniewski
                             Scott A. Kaniewski
                             Vice President of Finance and Development

                          By: /s/ Robert Steenhuisen
                             Robert Steenhuisen
                             Chief Accounting Officer